Press Release

Verint Announces Details of Upcoming Investor Day on January 14, 2025

MELVILLE, N.Y., December 20, 2024 – As previously announced Verint® (NASDAQ: VRNT) will hold its Investor Day on January 14, 2025.

Verint management will discuss the evolution of the CX Automation market, Verint's AI momentum, customer reported AI business outcomes, initial guidance for FYE26 and its long-term financial model. The event is designed for two hours and at the conclusion of the prepared remarks there will be a Q&A session.

Please see below for additional information on the event.

Date: January 14, 2025
Time: 10:30am ET – 12:30pm ET
Location: Virtual
Registration: Click here to receive your dial-in number and unique PIN to access the event. The live event may be accessed on Verint's Investor Relations webcast page.

About Verint
Verint® (NASDAQ: VRNT) is a leader in customer experience (CX) automation. The world’s most iconic brands – including more than 80 of the Fortune 100 companies – use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI business outcomes across the enterprise.

Verint, The CX Automation CompanyTM, is proud to be CertifiedTM by Great Place To Work®. Learn more at Verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, AND THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
631-962-9600
matthew.frankel@verint.com